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                                                                     EXHIBIT 3.4

                                     BYLAWS


                          FIRST NATIONAL BANK OF TAMPA


ARTICLE I

MEETINGS OF SHAREHOLDERS

SECTION 1.1 ANNUAL MEETING. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held prior to June 30 of each year, at the main office of the association, 100 West Kennedy Blvd., City of Tampa, State of Florida or such other places as the board of directors may designate, on a date and at a time to be specified by the Board of Directors. Notice of the meeting shall be mailed, postage prepaid, at least 10 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the association. If, for any cause, an election of directors is not made on that day, the board of directors shall order the election to be held on some subsequent day, as soon thereafter as practical, according to the provisions of law; and notice shall be given in the manner herein provided for the annual meeting.

SECTION 1.2 SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any eight or more shareholders owning, in the aggregate, not less than twenty percent of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association a notice stating the purpose of the meeting.

SECTION 1.3 NOMINATIONS OF DIRECTORS. Nominations for election to the board of directors may be by the board of directors or by any shareholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the bank and to the Comptroller of the Currency, Washington, DC, not less than fourteen (14) nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such



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notification shall contain the following information to the extent known to the notifying shareholder.

          The name and address of each proposed nominee.
-------

          The principal occupation of each proposed nominee.
-------

          The total number of shares of capital stock of the bank that will be voted for each proposed nominee.
-------

          The name and residence address of the notifying shareholder.
-------

          The number of shares of capital stock of the bank owned by the
------- notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

SECTION 1.4 JUDGES OF ELECTION. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders, by the board of directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the cashier a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

SECTION 1.5 PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Any person or groups of persons, including directors or attorneys for the bank may be designated to act as proxy for a shareholder of the bank, but no officer or employee of this association shall act as such proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.
Proxies shall be dated and filed with the records of the meeting.

SECTION 1.6 QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than quorum may adjourn any meeting, from time to time and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association. After a quorum has been established at a shareholders meeting, a withdrawal of shareholders that reduces the number of shareholders entitled to vote at the meeting below the number required for a quorum does not affect the validity of any action taken at or adjournment of the meeting.

SECTION 1.7 NOTICE. A written notice of each meeting of shareholders, stating the place, day, and time of the meeting and, in the case of a special meeting, the purpose



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or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at the meeting, not less than ten or more than sixty days before the date set for the meeting, either personally or by first class mail, by or at the direction of the president, the secretary, or the officer or other persons calling the meeting. If mailed, the notice is effective when it is deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the records of the corporation.

         [The notice shall be sufficient for that meeting and any adjournment of the meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and if after the adjournment, the board does not fix a new record date for the adjourned meeting. If any shareholder transfers any of his stock after notice is given, it shall not be necessary to notify the transferee.]

SECTION 1.8 WAIVERS OF NOTICE. Whenever any notice is required to be given to any shareholder of the corporation under these bylaws, the articles of association, or the laws of the United States, a written waiver of notice signed at any time by the person entitled to that notice shall be entitled to vote at a meeting, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends a meeting for the purpose, expressed at the beginning of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 1.9 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to payment of any dividend or to receive notice of or to vote at any meeting of shareholders or any adjournment of any meeting or in order to make a determination of shareholders for any other purpose, the board of directors may provide that the stock transfer books shall be closed for a period not to exceed sixty days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, they shall be closed for at least ten days immediately preceding that meeting. Instead of closing the stock transfer books, the board of directors may fix in advance a date as the record date for the determination of shareholders, but that date shall never be more than sixty days nor, in case of a meeting of shareholders, less than ten days prior to the date on which the action requiring the determination of shareholders is to be taken. If the stock transfer books are not closed and no record date fixed for the determination of shareholders, the date on which either notice of the meeting is mailed or the resolution of the board of directors declaring a dividend or authorizing the action that requires a determination of shareholders is adopted shall be the record date for the determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date for the adjourned meeting.



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SECTION 1.10 VOTING OF SHARES. Except as provided in Section 1.11 of these bylaws, every shareholder entitled to vote at a meeting of shareholders is entitled, upon each proposal presented to the meeting, to one vote for each share of voting stock recorded in his name on the books of the corporation on the record date fixed as provided in Section 1.9 of these bylaws. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Treasury shares, shares if stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation that it holds in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares.

The chairman of the board, the president, any vice president, the secretary, and the treasurer of a corporation, in that order, are presumed to possess authority to vote shares standing in the name of the corporate shareholder in the absence of a bylaw or other instrument of the corporate shareholder designating some office, agent, or proxy to vote the share. Proof of that designation shall be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder.

Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of those shares into his name. A trustee may vote, either in person or by proxy, shares standing in his name, but no trustee may vote any shares that are not transferred into his name. If he is authorized to do so by an appropriate order of the court by which he was appointed, a receiver may vote shares standing in his name or held by or under his control without a transfer of those shares into his name. A shareholder whose shares are pledged may vote those shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares transferred, unless the instrument creating the pledge provides otherwise.

SECTION 1.11 CUMULATIVE VOTING. At an election for directors each shareholder having the right to vote at the election is entitled to that number of votes that is equal to the number of shares held by that shareholder multiplied by the number of directors to be elected, and each shareholder may either cast his votes for a single candidate or distribute them among any two or more of the candidates.

ARTICLE II

DIRECTORS

SECTION 2.1 BOARD OF DIRECTORS. The board of directors (board) shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board.



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SECTION 2.2 NUMBER. The board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time be resolution of a majority of the full board or by resolution of the shareholders at any meeting thereof. No decrease in the number of directors shall have the effect of shortening the term of an incumbent director unless the shareholders remove the director.

SECTION 2.3 QUALIFICATIONS. Every director must, during such directors whole term of service, be an adult citizen of the United States. At least two-thirds (2/3) of the directors must have resided in the State of Florida for at least one year immediately preceding their election and must be residents of Florida during their continuance in office.

Every director must directly own shares of the bank's capital stock the aggregate per value of which is not less than $1,000.00. Any director who ceases to be the owner of the required number of shares of the bank's capital stock, or who becomes in any other manner disqualified, shall be deemed to have terminated such director's status as such.

SECTION 2.4 ORGANIZATION MEETING. The cashier, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the association to organize the new board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

SECTION 2.5 REGULAR MEETINGS. The regular meeting of the board of directors shall be held, without notice, on the third Wednesday of each month unless otherwise notified at the main office. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

SECTION 2.6 SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the association, or at the request of two or more directors. Each member of the board of directors shall be given notice as provided in Section 2.13 of the bylaws.

SECTION 2.7 QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

SECTION 2.8 VACANCIES. Except as provided in Section 2.12 of these bylaws, when any vacancy occurs among the directors, the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular



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meeting of the board, or at a special meeting called for that purpose in conformance with Section 2.6 of this article. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

SECTION 2.9 COMPENSATION. The board of directors has authority to fix the compensation of the directors as directors and as officers.

SECTION 2.10 DUTIES OF DIRECTORS. A director shall perform the duties of a director, including duties as a member of any committee of the board upon which the director serves, in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a similar portion would use under similar circumstances.

In performing such duties, a director may rely on information, opinions, reports, or statements, including financial statements and other financial data, prepared or presented by the following:

          (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;
          (b) counsel, public accountants, or other persons as to matters that the director reasonably believes to be within that person's professional or expert competence; or
          (c) a committee of the board upon which the director does not serve and which the director reasonably believes to merit confidence, as to matters within the authority designated to it by the articles of association or the bylaws.

A director shall not be considered as acting in good faith if the director has knowledge concerning the matters in question that would cause the reliance described above to be unwarranted. A person who performs the duties of a director in compliance with this section shall have no liability because of being or having been a director of the corporation.

SECTION 2.11 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is presumed to have assented to the action unless such directors votes against it or expressly abstains from voting on it. The secretary of the meeting shall record each abstention in the minutes of the meeting.

SECTION 2.12 REMOVAL OF DIRECTORS. At a meeting of shareholders called for that purpose, the shareholders, by a vote of the holders of a majority of the shares may remove any director or the entire board of directors, with or without cause, and, if the entire board of directors is removed, fill any vacancies created by the removal. Anything herein contained to the contrary notwithstanding, if less than the entire board of directors is removed, the shareholders shall not remove a director if the votes cast



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against such director's removal would be sufficient to elect such director if they were cumulatively voted in such director's favor at an election of the entire board of directors

SECTION 2.13 NOTICE OF MEETINGS. Written notice of the time and place of special meetings of the board of directors shall be given to each director by either personal delivery or first-class United States mail, telegram, facsimile, or cablegram at least two days before the meeting.

Notice of a meeting of the board of directors need not to be given to any director who signs a waiver of notice before, during, or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the time and place of the meeting, and the manner in which it was called or convened, except when the director attends the meeting solely to object, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of that meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

SECTION 2.14 METHOD OF MEETING. Members of the board of directors may participate in the meeting of the board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means constitutes presence in person at a meeting.

SECTION 2.15 ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors or a committee of the directors, may be taken without a meeting if a written consent, setting forth the action to be taken and signed by all the directors or committee members, is filed in the minutes of the proceedings of the board or the committee before the action is taken. All directors need not sign the same document. A unanimous, written consent has the same effect as unanimous vote.

SECTION 2.16 DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between this corporation and one of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of that relationship or interest or because the director or directors are present at the meeting of the board of directors or



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a committee that authorizes, approves, or ratifies the contract or transaction or because his or their votes are counted for that purpose, if:

          (a) The existence of the relationship or interest is disclosed or known to the board of directors or committee that authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose, without counting the votes and consents of the interested directors; or
          (b) The existence of the relationship or interest is disclosed or known to shareholders entitled to vote and they authorize, approve, or ratify the contract or transaction by a vote or written consent; or
          (c) The contract or transaction is fair and reasonable to the corporation at the time it is authorized by the board, a committee, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee that authorizes, approves, or ratifies the contract or transaction.

ARTICLE III

COMMITTEES OF THE BOARD

SECTION 3.1 LOAN COMMITTEE. There shall be a loan committee composed of no less than three (3) directors, appointed by the board annually or more often. The loan committee shall have power to discount and purchase bills, notes and other evidences of debit, to buy and sell bills of exchange, to examine and approve loans and discounts, to exercise authority regarding loans and discounts, and to exercise, when the board is not session, all other powers of the board that may lawfully be delegated. The loan committee shall keep minutes of its meetings; and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

The loan committee is responsible for the development and maintenance of the bank's credit standards. The committee will develop and approve policies to permit the bank to manage its loans in such a manner as to optimize returns on risk assets while at the same time minimizing loss of principal. This committee shares responsibility with the executive committee in the maintenance of profitability and a reasonable maturity/repricing structure. Will meet weekly or as needed.

SECTION 3.2 EXECUTIVE COMMITTEE. The executive committee may be formed at the discretion of the board of directors. The executive committee shall represent the board of directors in the interim between meetings of the board, and shall have the full authority to act on behalf of the board, except in such acts as only the board, by law, is authorized to perform. The specific objective of the executive committee is to control the



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activities of the bank in such a manner as to assure management's work is conducted efficiently, adheres to quality standards and is in accordance with bank policy.

Although the executive and loan committee share certain functions, the loan committee members will attend the joint committee to perform their related duties. Upon completion of their agenda, non-directors of the loan committee will be excused and the executive committee will continue. Separate minutes, by committee, will be kept even though the meeting will overlap for scheduling and some decision purposes.

SECTION 3.3 ASSET/LIABILITY MANAGEMENT & INVESTMENT COMMITTEE. There shall be an asset/liability management & investment committee composed of three (3) directors, appointed by the board annually or more often. The asset/liabilty management & investment committee shall have the power to ensure adherence to the investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the board is not in session, all other powers of the board regarding investment securities that may be lawfully delegated.

The asset/liability management & investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board of directors at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

SECTION 3.4 RISK MANAGEMENT COMMITTEE. There shall be a risk management committee composed of not less than (3) directors, exclusive of any active officers, appointed by the board annually or more often. The duty of that committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the association or cause suitable examinations to be made by auditors responsible only to the board of directors and to report the result of such examination in writing to the board at the next regular meeting thereafter. Such reports shall state whether the association is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the board such changes in the manager of conducting the affairs of the association as shall be deemed advisable.

SECTION 3.4 OTHER COMMITTEES. The board of directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the board may determine.

ARTICLE IV

OFFICERS AND EMPLOYEES

SECTION 4.1 CHAIRPERSON OF THE BOARD. The board of directors shall appoint one of its members to be the chairperson of the board to serve at its pleasure. Such person shall



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preside at all meetings of the board of directors. The chairperson of the board shall supervise the carrying out of the policies adopted or approved by the board, shall have general executive powers, as well as the specific powers conferred by these bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the board of directors.

SECTION 4.2 PRESIDENT. The board of directors shall appoint one of its members to be the president of the association. In the absence of the chairperson, the president shall preside at any meeting of the board. The president shall have general executive powers, and shall have and exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of the president, or impose by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board of directors.

SECTION 4.3 VICE PRESIDENT. The board of directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the board of directors. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

SECTION 4.4 SECRETARY. The board of directors shall appoint a secretary, cashier, or other designated office who shall be secretary of the board and of the association, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these bylaws; shall be custodian of the corporate seal, records, documents and papers of the association; shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of cashier, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the board of directors.

SECTION 4.5 OTHER OFFICERS. The board of directors may appoint one or more assistant vice presidents, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the board of the directors to be required or desirable to transact the business of association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them, by the board of directors, the chairperson of the board, or the president.

SECTION 4.6 TENURE OF OFFICE. The president and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed as provided in Section 4.7 of these bylaws; and any vacancy occurring in the office of the president shall be filled promptly by the board of directors.



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SECTION 4.7 REMOVAL OF OFFICERS. An officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment his removal would serve the best interest of the corporation. Removal shall be without prejudice to any contract rights of the person removed. The mere appointment of any person as an officer, agent, or employee of the corporation does not create any contract rights. The board of directors may fill a vacancy in any office.

SECTION 4.8 SALARIES. The board of directors from time to time shall fix the salaries of the officers, and no officer shall be prevented from receiving a salary merely because he is also a director of the corporation.

ARTICLE V

STOCK AND STOCK CERTIFICATES

SECTION 5.1 ISSUANCE. Every shareholder of the bank is entitled to have a certificate evidencing all shares to which such person is entitled. No certificate shall be issued for any share until the share is fully paid.

SECTION 5.2 TRANSFERS. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his shares, succeed to all rights of the prior holder of such shares. No transfer of shares is valid against the bank until it has been registered on the bank's stock transfer books and the persons attorney-in-fact so constituted in writing has surrendered the certificate to the corporation, appropriately endorsed for transfer.

SECTION 5.3 STOCK CERTIFICATES. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board of directors for that purpose, to be known as an authorized officer, and the seal of the association shall be engraved thereon. Each certificate shall recite on its fact that the stock represented thereby is transferable only upon the books of the association properly endorsed.

SECTION 5.4 LOST, STOLEN, OR DESTROYED CERTIFICATES. The corporation may issue a new certificate in the place of any certificate previously issued if the holder of record of the corporation (a) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken, (b) requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good the corporation, gives bond in such form as the corporation directs, to indemnify the corporation, the transfer agent, and the registrar against any claim that may be made because of the alleged loss;, destruction, or theft of a certificate, and (c) satisfies any other reasonable requirements imposed by the corporation.



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ARTICLE VI

CORPORATE SEAL

The president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the board of directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                 ( impression )
                                 (     of     )
                                 (    seal    )
ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1 FISCAL YEAR. The fiscal year of the association shall be the calendar year.

SECTION 7.2 EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairperson of the board, or the president, or any vice president, or the secretary, or the cashier, or, if in connection with the exercise of fiduciary powers of the association, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this section 7.2 are supplementary to any other provision of these bylaws.

SECTION 7.3 RECORDS. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board of directors, and standing committee of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier or other officer appointed to act as secretary of the meeting.

SECTION 7.4 INDEMNIFICATION. Any person, or such persons heirs, executors, or administrators, who is made or threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, such person or such persons testator is or was a director, officer,



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employee, or agent of this corporation or serves or served any other corporation or First National in any capacity at the request of this corporation, shall be indemnified by this corporation, and this corporation may advance such persons related expenses, to full extent permitted by law.

The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person or such persons heirs, executors, or administrators may be entitled. The corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers, or employees.

ARTICLE VIII

BYLAWS

SECTION 8. 1 INSPECTION. A copy of the bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

SECTION 8.2 AMENDMENTS. The bylaws may be amended, altered or repealed, at any regular meeting of the board of directors, by a vote of a majority of the total number of the directors.

I, Beate F. Frank certify that (1) I am the duty constituted (secretary) or (cashier) of First National Bank of Tampa and secretary of the board of directors, and as such officer I am the official custodian of its records; (2) the foregoing bylaws are the bylaws of the bank, and all of them are now lawfully in force and effect.

I have hereunto affixed my official signature and the seal of the bank, in the city of Tampa, on this 16th day of December, 1997.

/s/ Beate F. Frank
----------------------
(Secretary or Cashier)



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